Exhibit 23.1


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated November 5, 1999 included in Hologic, Inc.'s Form 10-K for the year ended September 25, 1999, and to all references to our Firm included in this registration statement.


                                             ARTHUR ANDERSEN LLP

Boston, Massachusetts
April 10, 2000